 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2017

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127953

(Commission File Number)

59-3509694

(I.R.S. Employer Identification No.)

10632 Little Patuxent Parkway

Suite 406

Columbia, Maryland 21044

(Address of principal executive offices)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On January 5, 2017, SolarWindow Technologies, Inc. (the “Company”) entered into a Second Amendment to Bridge Loan Agreement (the “Amendment”) with Kalen Capital Holdings, LLC, a wholly owned subsidiary of Kalen Capital Corporation (“KCH”), pursuant to which KCH agreed to extend the maturity date of the loan in the amount of $600,000 made to the Company on March 4, 2015 from December 31, 2016 to December 31, 2017. The Amendment further provides that no event of default has occurred as a result of the Company not paying the loan on December 31, 2016.

The foregoing descriptions of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Second Amendment to Bridge Loan Agreement between SolarWindow Technologies, Inc. and Kalen Capital Holdings, LLC dated January 5, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on January 9, 2017.

SolarWindow Technologies, Inc.

By:	/s/ John Conklin
Name: John Conklin
Title: President and Chief Executive Officer

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